UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011, American Apparel, Inc. (the “Company”) announced the appointment of John Luttrell as Executive Vice President and Chief Financial Officer of the Company, effective as of February 7, 2011.

Mr. Luttrell, age 56, has over 13 years of experience in the retail industry.  Prior to joining the Company, Mr. Luttrell was a partner at CFOs 2 Go Partners, a management consulting firm, since 2009.  From 2007 to 2008, Mr. Luttrell served as Executive Vice President and Chief Financial Officer of Old Navy, Inc.  Mr. Luttrell also served as Executive Vice President and Chief Financial Officer of The Wet Seal, Inc. from 2005 to 2007.  Mr. Luttrell also worked at Cost Plus, Inc., where he served as  Executive Vice President and Chief Financial Officer from 2004 to 2005, Senior Vice President and Chief Financial Officer from 2001 to 2004, and Vice President and Controller from 2000 to 2001.  Mr. Luttrell is a graduate of Purdue University, where he received a Bachelor of Science degree in General Management and Accounting.  There is no family relationship between Mr. Luttrell and any of the Company’s directors or executive officers.

Adrian Kowalewski, who previously served as the Company’s Executive Vice President and Chief Financial Officer, has been appointed to the position of Executive Vice President of Corporate Strategy, effective as of February 7, 2011.

In connection with Mr. Luttrell’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Luttrell entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Luttrell will serve as the Company’s Executive Vice President and Chief Financial Officer for an initial term of one year, commencing on February 7, 2011, which term will automatically extend for successive one-year periods as of each February 7 (beginning February 7, 2012) unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term.  The Employment Agreement provides that Mr. Luttrell will receive a minimum base salary of $400,000 per year, subject to increase based on the annual review of the Compensation Committee.  The Employment Agreement also provides that Mr. Luttrell will be entitled to a bonus of up to $25,000, subject to his continuing employment with the Company through February 28, 2011 and delivery of a written budget for the Company’s 2011 fiscal year and a written strategic plan forecast, both acceptable to the Board of Directors.  Mr. Luttrell will be eligible to receive an annual incentive compensation award commencing with fiscal year 2011, with a target payment equal to 75% (and a maximum payment of 100%) of his salary during each such fiscal year, subject to the terms and conditions of the Company’s annual bonus plan and further subject to certain targets or criteria reasonably determined by the Board of Directors or the Compensation Committee.  The Employment Agreement also provides that Mr. Luttrell will receive grants of restricted stock and stock options covering 350,000 and 700,000 shares, respectively, under the Company’s 2007 Performance Equity Plan or any successor plan (the “Equity Plan”), subject to availability under the Equity Plan, when the Company is eligible to issue such awards under its registration statement on Form S-8.  Both the restricted stock and option grants vest in four equal annual installments on each of the grant date and each January 1, 2012, 2013 and 2014, provided, that in the event that a transaction described in Section 10.2 of the Equity Plan occurs during Mr. Luttrell’s employment period and the resulting successor to the Company refuses to assume or substitute for Mr. Luttrell’s outstanding stock option or restricted stock awards, all of Mr. Luttrell’s outstanding stock option and restricted stock awards will fully vest and Mr. Luttrell will have the right to exercise all of his outstanding stock options, including shares as to which such stock options would not otherwise be vested or exercisable.  Mr. Luttrell will also participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, vacation benefits, relocation expenses and reimbursement of travel and business-related expenses).

If Mr. Luttrell is terminated without “cause” or if he resigns for “good reason” (as these terms are defined in the Employment Agreement), the Company will pay Mr. Luttrell the following: (a) his base salary accrued through the date of such resignation or termination and, subject to entering into a release, continued payment of Mr. Luttrell’s then-current base salary for a period of twelve months (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; and (c) any unreimbursed expenses.  In addition, in such case, Mr. Luttrell and his eligible dependents will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Luttrell is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.  If the Company elects not to extend Mr. Luttrell’s term of employment, then unless Mr. Luttrell’s employment has been earlier terminated, Mr. Luttrell’s employment will be deemed to terminate at the end of the applicable term and the Company will pay Mr. Luttrell the amounts set forth in clauses (a) through (c) above in this paragraph.

If Mr. Luttrell’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any unreimbursed expenses; and (c) only in the case of a termination because of his death or disability, (x) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs and (y) a pro rated amount of his target annual performance bonus, if any, for the calendar year in which such termination of employment occurs.

The Employment Agreement also provides that upon termination of Mr. Luttrell’s employment for any reason, he agrees to resign, as of the date of such termination and to the extent applicable, from the boards of directors (and any committees) of, and as an officer of, the Company and any of the Company’s affiliates and subsidiaries.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

10.1	Employment Agreement, dated February 7, 2011 by and between John Luttrell and American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: February 3, 2011	By:	/s/ Glenn A. Weinman
		Name:	Glenn A. Weinman
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated February 7, 2011 by and between John Luttrell and American Apparel, Inc.